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                                 EXHIBIT 10(a)



                              February 27, 1997


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The New England Zenith Fund, Inc.    New England Zenith Fund
Money Market Series                  Money Market Fund
501 Boylston Street                  501 Boylston Street
Boston, MA  02112                    Boston, MA  02112
The New England Zenith Fund, Inc.    New England Zenith Fund
Bond Income Series                   Bond Income Fund
501 Boylston Street                  501 Boylston Street
Boston, MA  02112                    Boston, MA  02112

The New England Zenith Fund, Inc.    New England Zenith Fund
Capital Growth Series                Capital Growth Fund
501 Boylston Street                  501 Boylston Street
Boston, MA  02112                    Boston, MA  02112
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Gentlemen:

     We have acted as counsel in connection with the Agreement and Plan of Reorganization (the "Agreement") dated February 26, 1987, between The New England Zenith Fund, Inc. (the "Corporation"), a Massachusetts corporation, acting on behalf of each of The New England Zenith Funds, Inc. -- Money Market Series ("Series I"), The New England Zenith Fund, Inc. -- Bond Income Series ("Series II"), and The New England Zenith Fund, Inc. -- Capital Growth Series ("Series III") (collectively, the "Series"), each being a series represented by a class of shares of the Corporation, and The New England Zenith Fund (the "Trust"), a Massachusetts business trust, which is acting on behalf of its Money Market Fund ("Fund I"), Bond Income Fund ("Fund II"), and Capital Growth Fund ("Fund III") (collectively, the "Funds"), respectively, each of the Funds being a separate series of the Trust.

     The Agreement describes proposed transactions (the "Transactions") to occur at 11:00 A.M. on February 27, 1987 (the "Closing Date"), in which each Series will change its form of organization from that of series represented by a class of shares of a Massachusetts corporation, which class constitutes a series of a "series fund" (as defined in the Investment Company Act of 1940) to that of a series of a Massachusetts business trust by transferring all of its respective assets and liabilities to the correspondingly numbered Fund of the Trust in exchange for shares of beneficial interest of that Fund, which will be distributed to each Series' shareholders in liquidation of the Corporation.
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This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to Section 3(b) of the Agreement.

     For purposes of this opinion, we have examined the Agreement, the Corporation's Proxy Statement dated December 18, 1986 which has been distributed to the Series' respective shareholders, and such other items as we have deemed necessary to render this opinion. In addition, you have confirmed for us the following facts (whether or not contained or reflected in the documents and items referred to above):

1. Each of Funds I, II and III will acquire on the Closing Date all of the assets of each of Series I, Series II, and Series III, respectively, and will in each case assume all liabilities of such Series.

2. Each of Funds I, II and III has been newly organized for the purpose of the Transactions and has not engaged in any business prior to the Transactions, and none of Fund I, Fund II or Fund III, or Series I, Series II or Series III, respectively, has ever held, directly or indirectly, any shares in the other except for the initial share of Fund I, Fund II and Fund III acquired by Series I, Series II and Series III, respectively, prior to the Transactions.

3. The purpose and effect of the Transactions is to change the form of organization of each of Series I, Series II and Series III, respectively, from that of a series represented by a class of shares of a Massachusetts corporation to that of a series fund of a Massachusetts business trust. Each of Fund I, Fund II and Fund III, as such series of the Trust, will continue the historic business of Series I, Series II and Series III, respectively, and will not dispose of assets received from such Series except in the ordinary course of business.

4. There is no plan or intention to liquidate the Funds or to merge the Funds into any other corporation or business trust.

5. Immediately following consummation of the Transactions, all of the outstanding shares of each of Fund I, Fund II and Fund III will be owned by the former shareholders of Series I, Series II and Series III, respectively, who will own such shares solely by reason of their ownership of shares of such Series immediately prior to the Transactions.

6. The management of the Trust on behalf of each of Fund I, Fund II and Fund III and the management of the Corporation on behalf of each of Series I, Series II and Series III, respectively, are aware of no plan or intention on the part of the shareholders of any of the Series, in connection with or as a result of the Agreement or the Transactions, to dispose of any shares of the Funds received by them in the

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Transactions or to dispose of any shares of Series I, Series II or Series III prior to the exchange of such shares for shares of Fund I, Fund II or Fund III, respectively.

7. None of Fund I, Fund II or Fund III has any plan or intention to issue additional shares following the Transactions, as part of the Transactions. However, it is recognized that each such Fund will issue such shares in the ordinary course of its business as an open-end investment company.

8. None of Fund I, Fund II or Fund III has any plan or intention to reacquire any of its shares issued in the Transactions. However, it is recognized that each such Fund will reacquire some of its outstanding shares in the ordinary course of its business as an open-end investment company.

9. The shareholders of each Series I, Series II, and Series III will pay their respective expenses, if any, incurred in connection with the Transactions.

10. There is no indebtedness between Fund I, Fund II or Fund III, respectively, and Series I, Series II or Series III, respectively.

11. At the time of the Transactions, none of Series I, Series II or Series III will have any outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire shares in such respective Series.

12. For federal income tax purposes, each of Series I, Series II and Series III qualifies as a regulated investment company and the provisions of Sections 851 through 855 of the Internal Revenue Code of 1986, as amended (the "Code"), apply to each such series for its current taxable year beginning January 1, 1987. In addition, each of Series I, Series II and Series III is diversified in the sense that it meets the requirements of Section 368(a)(F)(ii) of the Code, i.e., not more than twenty-five percent (25%) of the value of its total assets (as defined) is invested in stock and securities (as defined) of any one issuer and not more than fifty percent (50%) of such total assets is invested in stock and securities of five or fewer issuers.

13. Immediately following consummation of the Transactions, each of Fund I, Fund II and Fund III will posses the same assets and liabilities, except for assets used to pay dissenters to the Transactions, if any, assets used to make payments in redemption of shares of any of the Series or the Funds where such redemptions, if any, are initiated by shareholders in lieu of an effort to exercise dissenters' rights, and any assets used to pay expenses incurred in connection with the Transactions, as those possessed by Series I, Series II and Series III, respectively, immediately prior to the Transactions. Payments of expenses of the Transactions, payments on account of dissenters' rights of appraisal, if any, and payments in redemption of shares of any of the Series or the

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Funds where such redemptions, if any, are initiated by shareholders in lieu of an effort to exercise dissenters' rights, will in each case in the aggregate be less than one percent (1%) of the net assets of each of the Series immediately prior to the Closing Date.

14. Except for payments on account of dissenters' rights of appraisal, if any, and any payments in redemption referred to in the preceding paragraph, no payments will be made by any of the Series or the Funds to their respective shareholders in connection with or as a result of the Agreement or the Transactions. We recognize that the Series and the Funds will, in the ordinary course of business as open-end investment companies, make distributions of regularly-declared dividends paying out investment income or capital gains, and distributions in redemption of shares, but we understand that the management of none of the Series or the Funds has any reason to believe that redemptions or possible future redemptions are occurring or will occur on account of the Agreement or the Transactions (other than those referred to in the preceding paragraph).

15. The liabilities of Series I, Series II and Series III to be assumed by each of Fund I, Fund II and Fund III, respectively, were incurred in the ordinary course of business and are associated with the assets of each such Series, respectively.

16. The sum of the liabilities to be assumed by Fund I, Fund II and Fund III plus the liabilities to which any assets of Series I, Series II or Series III, respectively, are subject, will not exceed the value or the adjusted basis of the assets of Series I, Series II or Series III, respectively, immediately prior to the Closing Date.

17. The fair market value of the Fund I, Fund II and Fund III shares to be received by the shareholders of Series I, Series II and Series III, respectively, will be approximately equal to the fair market value of the shares of Series I, Series II or Series III, respectively, to be surrendered in exchange for such Fund shares.

18. None of Series I, Series II or Series III is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Based solely on the foregoing and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

     (i) No gain or loss will be recognized by any of Series I, Series II or Series III upon the transfer of its assets and liabilities to Fund I, Fund II or Fund III, respectively, in exchange for shares of Fund I, Fund II or Fund III which Series I, Series II or Series III, respectively, distributes to its shareholders in liquidation;

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     (ii) The basis in the hand of Fund I, Fund II or Fund III of the assets of
Series I, Series II or Series III, respectively, transferred to such Fund will be the same as the basis of such assets in the hands of Series I, Series II or Series III, respectively, immediately prior to the transfer;

     (iii) The holding period of the assets of Series I, Series II and Series III transferred to Fund I, Fund II or Fund III, respectively will include the period during which such assets were held by such Series;

     (iv) No gain or loss will be recognized by any of Fund I, Fund II or Fund III or upon the receipt of the assets of Series I, Series II or Series III, respectively, in exchange for shares of such Funds and the assumption by Fund I, Fund II or Fund III, respectively, of the liabilities and obligations of such Series;

     (v) No gain or loss will be recognized by the shareholders of any of Series I, Series II or Series III, respectively, upon the receipt of shares of Fund I, Fund II or Fund III, respectively, in exchange for their shares of Series I, Series II or Series III, respectively;

     (vi) The basis of the shares of Fund I, Fund II or Fund III received by the shareholders of Series I, Series II, Series III, respectively, will be the same as the basis of the shares of Series I, Series II or Series III, respectively, exchanged therefor; and

     (vii) The holding period of shares of Fund I, Fund II or Fund III, received by the shareholders of Series I, Series II or Series III, respectively, will include the holding period of the shares of Series I, Series II or Series III, respectively, exchanged therefor, provided that at the time of the Transactions, the shares of Series I, Series II or Series III, respectively, were held as capital assets.

                                            Very truly yours,

                                            /s/  Ropes & Gray



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